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                                                                    EXHIBIT 99.2

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CHRYSLER FINANCIAL                                                                                  DISTRIBUTION DATE:     07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-B MONTHLY SERVICER'S CERTIFICATE (HI)                                                    PAGE 1 OF 2
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Payment Determination Statement Number                                                     7
Distribution Date                                                                  07-Jan-02

DATES COVERED                                                             FROM AND INCLUDING                        TO AND INCLUDING
-------------                                                             ------------------                        ----------------
        Collections Period                                                         01-Dec-01                               31-Dec-01
        Accrual Period                                                             06-Dec-01                               06-Jan-02
        30/360 Days                                                                       30
        Actual/360 Days                                                                   32


                                                                                  NUMBER OF
COLLATERAL POOL BALANCE DATA                                                       ACCOUNTS                          $ AMOUNT
----------------------------                                                       --------                          ---------

Pool Balance - Beginning of Period                                                  91,615                          1,686,424,144.69
Collections of Installment Principal                                                                                   30,715,285.44
Collections Attributable to Full Payoffs                                                                               12,541,263.99
Principal Amount of Repurchases                                                                                            23,863.28
Principal Amount of Gross Losses                                                                                        2,419,322.20
                                                                                                               ---------------------
Pool Balance - End of Period                                                        90,645                          1,640,724,409.78
                                                                                                               =====================



POOL STATISTICS                                                                                                     END OF PERIOD
---------------                                                                                                     -------------

Initial Pool Balance (Pool Balance at the Purchase Date)                                                            1,977,003,341.04
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                                               82.99%

Ending O/C Amount                                                                                                     102,938,205.49
Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                                       106.69%

Cumulative Net Losses                                                                                                   3,911,674.88
Net Loss Ratio (3 mo. Weighted Avg.)                                                                                        0.67750%
Cumulative Recovery Ratio                                                                                                     58.19%
60+ Days Delinquency Amount                                                                                             6,598,660.39
Delinquency Ratio (3 mo. Weighted Avg.)                                                                                     0.35600%

Weighted Average APR                                                                                                          6.523%
Weighted Average Remaining Term (months)                                                                                       49.96
Weighted Average Seasoning (months)                                                                                             8.97
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CHRYSLER FINANCIAL                                                                                  DISTRIBUTION DATE:     07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-B MONTHLY SERVICER'S CERTIFICATE (HI)                                                    PAGE 2 OF 2
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CASH SOURCES
------------
        Collections of Installment Principal                                                                           30,715,285.44
        Collections Attributable to Full Payoffs                                                                       12,541,263.99
        Principal Amount of Repurchases                                                                                    23,863.28
        Recoveries on Loss Accounts                                                                                     1,236,706.04
        Collections of Interest                                                                                         8,770,372.61
        Investment Earnings                                                                                                74,292.52
        Reserve Account                                                                                                 4,649,277.50
                                                                                                            ------------------------
        TOTAL SOURCES                                                                                                  58,011,061.38
                                                                                                            ========================



CASH USES
---------
        Servicer Fee                                                                                                   1,405,353.45
        Note Interest                                                                                                  5,913,625.00
        Reserve Fund                                                                                                   4,649,277.50
        O/C Release to Seller                                                                                         23,389,099.72
        Note Principal                                                                                                22,653,795.71
                                                                                                            -----------------------
        TOTAL CASH USES                                                                                               58,011,061.38
                                                                                                            =======================


ADMINISTRATIVE PAYMENT
----------------------
        Total Principal and Interest Sources                                                                          58,011,061.38
        Investment Earnings in Trust Account                                                                             (74,292.52)
        Daily Collections Remitted                                                                                   (32,779,964.72)
        Cash Reserve in Trust Account                                                                                 (4,649,277.50)
        Servicer Fee (withheld)                                                                                       (1,405,353.45)
        O/C Release to Seller                                                                                        (23,389,009.72)
                                                                                                            ------------------------
             PAYMENT DUE TO/(FROM) TRUST ACCOUNT                                                                      (4,286,836.53)
                                                                                                            ========================


O/C RELEASE          (Prospectus pg 516)
-----------
Pool Balance                                                                                                       1,640,724,409.78
Yield Supplement O/C Amount                                                                                          (38,863,780.31)
                                                                                                            ------------------------
Adjusted Pool Balance                                                                                              1,601,860,629.47

Total Securities                                                                                                   1,537,786,204.29
                                                                                                            ------------------------

Adjusted O/C Amount                                                                                                   64,074,425.18

O/C Release Threshold                                                                                                 64,074,425.18

O/C Release Period?  (A1 Notes Matured)                                                                                     Yes

O/C Release                                                                                                           23,389,009.27


                                           Beginning                     Ending                    Principal          Principal per
                                           Balance                       Balance                    Payment            $1000 Face
                                        ------------------         ------------------          ----------------      ---------------
NOTES & CERTIFICATES
--------------------
Class A-1 299,271,000.00 @ 3.98%                     0.00                       0.00                      0.00            0.0000000
Class A-2 615,000,000.00 @ 4.25%           615,000,000.00             592,346,204.29             22,653,795.71            3.5416667
Class A-3 480,000,000.00 @ 4.85%           480,000,000.00             480,000,000.00                      0.00            0.0000000
Class A-4 405,000,000.00 @ 5.32%           405,000,000.00             405,000,000.00                      0.00            0.0000000
Certificates                                60,440,000.00              60,440,000.00                      0.00            0.0000000
                                        ------------------         ------------------          ----------------
    Total Securities                     1,560,440,000.00           1,537,786,204.29             22,653,795.71
                                        ==================         ==================          ================

                                           Interest              Interest per
                                            Payment               $1000 Face
                                         --------------          --------------
NOTES & CERTIFICATES
--------------------
Class A-1 299,271,000.00 @ 3.98%                  0.00              0.0000000
Class A-2 615,000,000.00 @ 4.25%          2,178,125.00              3.5416667
Class A-3 480,000,000.00 @ 4.85%          1,940,000.00              4.0416667
Class A-4 405,000,000.00 @ 5.32%          1,795,500.00              4.4333333
Certificates                                      0.00
                                         --------------
    Total Securities                      5,913,625.00
                                         ==============

*Class A-1 Interest is computed on an Actual/360 Basis.  Days in current period  32
                                                                                ----

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